EXHIBIT 24

POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint MARLIN L. MOSBY, III, JAMES F. KEEN, CLYDE A. BILLINGS, JR., and MILTON A. GUTELIUS, JR., jointly and each of them severally, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute and sign the Annual Report on Form 10-K for the fiscal year ended December 31, 2005 to be filed with the Securities and Exchange Commission, pursuant to the provisions of the Securities Exchange Act of 1934, by First Horizon National Corporation (“Corporation”) and, further, to execute and sign any and all amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, or their or his or her substitute or substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all the acts that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ J. Kenneth Glass	Chairman of the Board, President and	March 8, 2006
Chief Executive Officer and a Director
J. Kenneth Glass	(principal executive officer)

/s/ Marlin L. Mosby III	Executive Vice President and Chief	March 8, 2006
Financial Officer (principal financial officer)
Marlin L. Mosby, III

/s/ James F. Keen	Executive Vice President and Corporate	March 8, 2006
Controller (principal accounting officer)
James F. Keen

/s/ Robert C. Blattberg	Director	March 8, 2006

Robert C. Blattberg
March __, 2006
Director
Simon F. Cooper

/s/ James A. Haslam, III	Director	March 8, 2006

James A. Haslam, III

/s/ R. Brad Martin	Director	March 8, 2006

R. Brad Martin

/s/ Vicki R. Palmer	Director	March 8, 2006

Vicki R. Palmer

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/s/ Michael D. Rose	Director	March 8, 2006

Michael D. Rose

/s/ Mary F. Sammons	Director	March 8, 2006

Mary F. Sammons

/s/ William B. Sansom	Director	March 8, 2006

William B. Sansom

/s/ Jonathan P. Ward	Director	March 8, 2006

Jonathan P. Ward

/s/ Luke Yancy III	Director	March 8, 2006

Luke Yancy III

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